Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of WHIRLPOOL CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint Jeff M. Fettig and Daniel F. Hopp with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, in any and all capacities, to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company subject to the Whirlpool 401(k) Retirement Plan, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.  Validity of this Power of Attorney will not be affected by failure to acknowledge, witness or seal it.

This Power of Attorney may be executed in two or more counterparts, each of which shall be original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 16th day of October, 2006.

/s/ Jeff M. Fettig	Director, Chairman of the Board and Chief
Jeff M. Fettig	Executive Officer (Principal Executive Officer)

/s/ David L. Swift	Director and President,
David L. Swift	Whirlpool North America

/s/Michael A. Todman	Director and President,
Michael A. Todman	Whirlpool International

/s/Roy W. Templin	Executive Vice President and Chief Financial
Roy W. Templin	Officer (Principal Financial Officer)

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/s/Larry M. Venturelli	Vice President and Controller
Larry M. Venturelli	(Principal Accounting Officer)

/s/Herman Cain	Director
Herman Cain

/s/Gary T. DiCamillo	Director
Gary T. DiCamillo

/s/Allan D. Gilmour	Director
Allan D. Gilmour

/s/Kathleen J. Hempel	Director
Kathleen J. Hempel

Director
Michael F. Johnston

/s/William T. Kerr	Director
William T. Kerr

/s/Arnold G. Langbo	Director
Arnold G. Langbo

/s/Miles L. Marsh	Director
Miles L. Marsh

/s/Paul G. Stern	Director
Paul G. Stern

/s/Janice D. Stoney	Director
Janice D. Stoney

/s/Michael D. White	Director
Michael D. White

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